Exhibit 99.1

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 2008 Property Transactions. On December 1, 2008, Plains Exploration & Production Company (“PXP” or the “Company”) sold oil and gas properties to a subsidiary of Occidental Petroleum Company (“Oxy”) and certain other companies with contractual preferential purchase rights for $1.25 billion. After closing adjustments, PXP received approximately $1.24 billion in net cash proceeds for the properties, which included:

•

the remaining 50% of the Company’s working interests in oil and gas properties located in the Permian Basin. The Company acquired these properties in its merger with Pogo Producing Company (“Pogo”) on November 6, 2007, and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date and continuing through the closing date of the sale.

•

the remaining 50% of the Company’s working interests in oil and gas properties located in the Piceance Basin in Colorado, including a 50% interest in the entity that holds its interest in Collbran Valley Gas Gathering, LLC (“CVGG”). The Company acquired the majority of these properties from Laramie Energy, LLC (“Laramie”) on May 31, 2007, and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date and continuing through the closing date of the sale. The sale also includes the Company’s interest in approximately 11,500 net undeveloped acres adjacent to its Piceance Basin assets that PXP and Oxy jointly acquired from a third party in June 2008, for which there are no revenues or expenses included in PXP’s consolidated statement of income.

These transactions, which are referred to herein as the December 2008 Property Transactions, had an effective date of December 1, 2008. The cash proceeds received from the December 2008 Property Transactions, net of $15.0 million of related fees and expenses, approximately $190 million for estimated income taxes related to the sale and approximately $60 million retained for corporate purposes, were used to repay outstanding borrowings under the Company’s senior revolving credit facility.

PXP’s aggregate working interest in these properties generated total sales volumes of approximately 13 thousand barrels of oil equivalent per day (“MBOEPD”) during the third quarter of 2008 and had 92 million barrels of oil equivalent (“MMBOE”) of estimated proved reserves as of December 31, 2007.

On October 22, 2008, the Company entered into a letter agreement, which decreased the borrowing base under its senior revolving credit agreement from $3.1 billion to $2.7 billion upon the closing of the sale to Oxy. The borrowing base remains subject to the redetermination provisions of the senior revolving credit facility. The Company voluntarily decreased the aggregate lender commitments under its senior revolving credit facility from $2.7 billion to $2.3 billion, effective on the closing of the sale. The pro forma balance sheet as of September 30, 2008 reflects a pre-tax reduction in capitalized loan origination costs of $5.0 million related to the commitment reductions.

February 2008 Property Transactions. In February 2008, PXP sold oil and gas properties to a subsidiary of Oxy and to XTO Energy Inc. (“XTO”) for aggregate proceeds of $1.71 billion, net of $21 million of related fees and expenses.

•

On February 29, 2008, PXP sold 50% of its working interests in oil and gas properties located in the Permian and Piceance Basins, including a 50% interest in the entity that holds its interest in CVGG to a subsidiary of Oxy and certain other companies with contractual preference rights. The Company received approximately $1.53 billion in cash proceeds.

•

On February 15, 2008, the Company sold to XTO its interests in certain oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas. The Company received approximately $199 million in cash proceeds.

•

On February 13, 2008, PXP entered into an amendment to its senior revolving credit facility. The amendment reduced the borrowing base and commitments following the closing of the Oxy and XTO sale transactions. An extinguishment loss of $10.3 million related to the commitment reductions was recorded in February 2008.

The gross proceeds, before fees and expenses of $21 million, from the two February 2008 divestitures were approximately $1.73 billion, of which $300 million was placed in escrow for acquisition of oil and gas properties through the use of a tax deferred like-kind exchange transaction completed on April 17, 2008. The remaining proceeds of approximately $1.43 billion were primarily used to reduce debt under the Company’s senior revolving credit facility. These transactions, which are referred to herein as the February 2008 Property Transactions, had an effective date of January 1, 2008.

PXP’s aggregate working interest in the February 2008 Property Transactions generated total sales volumes of approximately 11 MBOEPD in the first two months of 2008 (net to its interest) and had 105 MMBOE of estimated proved reserves (net to its interest) as of December 31, 2007.

The February 2008 Property Transactions and December 2008 Property Transactions are collectively referred to herein as the 2008 Property Transactions.

The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2008 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 are adjusted to reflect the 2008 Property Transactions as if such transactions occurred on January 1, 2007. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2007 also reflects the effect of the merger with Pogo (see Note 2) and certain other significant property acquisition and financing transactions (see Note 3) as if such transactions occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet at September 30, 2008 assumes that the December 2008 Property Transactions occurred on September 30, 2008. All of the other transactions were included in PXP’s historical consolidated balance sheet at that date. The unaudited pro forma statements of income do not purport to represent what the Company’s results of operations would have been if these transactions had occurred on January 1, 2007. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the transactions described above.

These unaudited pro forma condensed consolidated and condensed combined financial statements should be read in conjunction with PXP’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and its Quarterly Report on Form 10-Q for the period ended September 30, 2008.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2008

(in thousands of dollars)

	PXP Historical	Pro Forma Adjustments for December 2008 Property Transactions (Note 1 (A))	PXP Pro Forma
ASSETS
Current Assets
		$1,244,083
		(15,000)
Cash and cash equivalents	$2,427	(981,510)	$250,000
Other current assets	502,608	(4,979)	497,629

	505,035	242,594	747,629

Property and Equipment, net	9,189,860	(1,250,806)	7,939,054
Goodwill	535,280	—	535,280
Other Assets	405,679	(53,819)	351,860

	$10,635,854	$(1,062,031)	$9,573,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
		$7,893
Current Liabilities	$924,541	(20,250)	$912,184

Long-Term Debt
Senior revolving credit facility	2,034,131	(981,510)	1,052,621
Senior Notes	1,500,000	—	1,500,000

	3,534,131	(981,510)	2,552,621

Other Long-Term Liabilities
Asset retirement obligation	183,197	(13,606)	169,591
Other	125,374	(70,976)	54,398

	308,571	(84,582)	223,989

Deferred Income Taxes	1,931,823	—	1,931,823

Stockholders’ Equity	3,936,788	16,418	3,953,206

	$10,635,854	$(1,062,031)	$9,573,823

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

(in thousands, except per share data)

	PXP Historical	Pro Forma Adjustments for February 2008 Property Transactions (Note 1)		Pro Forma Adjustments for December 2008 Property Transactions (Note 1)		PXP Pro Forma
Revenues
Oil and gas sales	$2,059,512	$(57,323	)(B)	$(263,596	)(B)	$1,738,593
Other operating revenues	15,805	—		—		15,805

	2,075,317	(57,323)		(263,596)		1,754,398

Costs and Expenses
Production costs	476,652	(17,394	)(B)	(56,119	)(B)	403,139
General and administrative	114,505	—		—		114,505
Depreciation, depletion, amortization and accretion	421,426	(18,086	)(C)	(59,130	)(C)	344,210

	1,012,583	(35,480)		(115,249)		861,854

Income from Operations	1,062,734	(21,843)		(148,347)		892,544
Other Income (Expense)
Interest expense	(87,114)	9,781	(D)	20,265	(D)	(57,068)
Gain on mark-to-market derivative contracts	390,175	—		—		390,175
Debt extinguishment costs	(13,401)	(152	)(E)	—		(13,553)
Gain on sale of assets	34,658	—		—		34,658
Other income (expense)	(12,181)	17	(F)	(740	)(F)	(12,904)

Income From Continuing Operations Before Income Taxes	1,374,871	(12,197)		(128,822)		1,233,852
Income tax (expense) benefit	(515,307)	4,602	(G)	48,605	(G)	(462,100)

Income From Continuing Operations	$859,564	$(7,595)		$(80,217)		$771,752

Earnings from Continuing Operations Per Share
Basic	$7.87					$7.07

Diluted	$7.72					$6.93

Weighted Average Shares Outstanding
Basic	109,195					109,195

Diluted	111,297					111,297

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	PXP Historical	PXP/Pogo Pro Forma Combined (Note 2)	Pro Forma Adjustments for February 2008 Property Transactions (Note 1)		Pro Forma Adjustments for December 2008 Property Transactions (Note 1)		PXP Pro Forma
Revenues
Oil and gas sales	$1,269,792	$2,015,012	$(234,573	)(B)	$(225,395	)(B)	$1,555,044
Other operating revenues	3,048	7,587	—		—		7,587

	1,272,840	2,022,599	(234,573)		(225,395)		1,562,631

Costs and Expenses
Production costs	413,122	666,308	(81,464	)(B)	(71,417	)(B)	513,427
General and administrative	124,006	303,568	—		—		303,568
Depreciation, depletion, amortization and accretion	316,078	653,847	(115,828	)(C)	(75,466	)(C)	462,553

	853,206	1,623,723	(197,292)		(146,883)		1,279,548

Income from Operations	419,634	398,876	(37,281)		(78,512)		283,083
Other Income (Expense)
Interest expense	(68,908)	(181,753)	65,982	(D)	13,976	(D)	(101,795)
Debt extinguishment costs	—	(6,930)	—		—		(6,930)
Loss on mark-to-market derivative contracts	(88,549)	(101,562)	—		—		(101,562)
Interest and other income (expense)	6,322	6,078	(291	)(F)	(291	)(F)	5,496

Income From Continuing Operations Before Income Taxes	268,499	114,709	28,410		(64,827)		78,292
Income tax (expense) benefit	(109,748)	(39,153)	(10,775	)(G)	24,588	(G)	(25,340)

Income From Continuing Operations	$158,751	$75,556	$17,635		$(40,239)		$52,952

Earnings from Continuing Operations Per Share
Basic	$2.02	$0.67					$0.47

Diluted	$1.99	$0.66					$0.46

Weighted Average Shares Outstanding
Basic	78,627	113,067					113,067

Diluted	79,808	114,248					114,248

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1—Basis of Presentation

December 2008 Property Transactions. On December 1, 2008, PXP sold oil and gas properties to a subsidiary of Oxy and certain other companies with contractual preferential purchase rights for $1.25 billion. After closing adjustments, PXP received approximately $1.24 billion in net cash proceeds for the properties, which included:

•

the remaining 50% of the Company’s working interests in oil and gas properties located in the Permian Basin. The Company acquired these properties in its merger with Pogo on November 6, 2007, and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date and continuing through the closing date of the sale.

•

the remaining 50% of the Company’s working interests in oil and gas properties located in the Piceance Basin in Colorado, including a 50% interest in the entity that holds its interest in CVGG. The Company acquired the majority of these properties from Laramie on May 31, 2007, and the property revenues and expenses are included in its historical consolidated statement of income beginning on that date and continuing through the closing date of the sale. The sale also includes the Company’s interest in approximately 11,500 net undeveloped acres adjacent to its Piceance Basin assets that PXP and Oxy jointly acquired from a third party in June 2008, for which there are no revenues or expenses included in PXP’s consolidated statement of income.

These transactions, which are referred to herein as the December 2008 Property Transactions, had an effective date of December 1, 2008. The cash proceeds received from the December 2008 Property Transactions, net of $15.0 million of related fees and expenses, approximately $190 million for estimated income taxes related to the sale and approximately $60 million retained for corporate purposes, were used to repay outstanding borrowings under the Company’s senior revolving credit facility.

PXP’s aggregate working interest in these properties generated total sales volumes of approximately 13 MBOEPD during the third quarter of 2008 and had 92 MMBOE of estimated proved reserves as of December 31, 2007.

On October 22, 2008, the Company entered into a letter agreement, which decreased its borrowing base under its senior revolving credit agreement from $3.1 billion to $2.7 billion upon the closing of the sale to Oxy. The borrowing base remains subject to the redetermination provisions of the senior revolving credit facility. The Company voluntarily decreased the aggregate lender commitments under its senior revolving credit facility from $2.7 billion to $2.3 billion, effective on the closing of the sale. The pro forma balance sheet as of September 30, 2008 reflects a pre-tax reduction in capitalized loan origination costs of $5.0 million related to the commitment reductions.

February 2008 Property Transactions. In February 2008, PXP sold oil and gas properties to a subsidiary of Oxy and to XTO for aggregate proceeds of $1.71 billion, net of $21 million of related fees and expenses.

•

On February 29, 2008, PXP sold 50% of its working interests in oil and gas properties located in the Permian and Piceance Basins, including a 50% interest in the entity that holds its interest in CVGG to a subsidiary of Oxy and certain other companies with contractual preference rights. The Company received approximately $1.53 billion in cash proceeds.

•

On February 15, 2008, the Company sold to XTO its interests in certain oil and gas properties located in the San Juan Basin in New Mexico and in the Barnett Shale in Texas. The Company received approximately $199 million in cash proceeds.

•

On February 13, 2008, PXP entered into an amendment to its senior revolving credit facility. The amendment reduced the borrowing base and commitments following the closing of the Oxy and XTO sale transactions. An extinguishment loss of $10.3 million related to the commitment reductions was recorded in February 2008.

Total proceeds from the two February 2008 divestitures were approximately $1.73 billion, of which $300 million was placed in escrow for acquisition of oil and gas properties through the use of a tax deferred like-kind exchange transaction completed on April 17, 2008. The remaining proceeds of approximately $1.43 billion were primarily used to reduce debt under the Company’s senior revolving credit facility. These transactions, which are referred to herein as the February 2008 Property Transactions, had an effective date of January 1, 2008.

PXP’s aggregate working interest in the February 2008 Property Transactions generated total sales volumes of approximately 11 MBOEPD in the first two months of 2008 (net to its interest) and had 105 MMBOE of estimated proved reserves (net to its interest) as of December 31, 2007.

The February 2008 Property Transactions and December 2008 Property Transactions are collectively referred to herein as the 2008 Property Transactions.

The unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2008 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 are adjusted to reflect the 2008 Property Transactions as if such transactions occurred on January 1, 2007. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2007 also reflects the effect of the merger with Pogo (see Note 2) and certain other significant property acquisition and financing transactions (see Note 3) as if such transactions occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet at September 30, 2008 assumes that the December 2008 Property Transactions occurred on September 30, 2008. All of the other transactions were included in PXP’s historical consolidated balance sheet at that date. The unaudited pro forma statements of income do not purport to represent what the Company’s results of operations would have been if these transactions had occurred on January 1, 2007. PXP believes the assumptions used herein provide a reasonable basis for presenting the significant effects directly attributable to the transactions described above.

Pro Forma Adjustments Related to the December 2008 Property Transactions and the February 2008 Property Transactions

The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

(A)	Reflects the cash proceeds received from the December 2008 Property Transactions, the assumption by Oxy of $59.0 million of unpaid consideration for Piceance Basin acreage that PXP and Oxy jointly acquired in June 2008, the assumption by Oxy of $6.9 million of other obligations, the retirement of the costs associated with the properties sold and the related asset retirement obligation, the fees and expenses paid in connection with the transactions and the repayment of approximately $1.0 billion outstanding under PXP’s senior revolving credit facility. The $250.0 million remaining in cash and cash equivalents at September 30, 2008 is primarily comprised of $190 million held for estimated income taxes payable related to the transaction and the balance is retained for corporate purposes. The adjustment to equity includes the $35.8 million estimated gain on sale of the Company’s remaining 50% interest in the entity that holds its interest in CVGG, a reduction in capitalized loan origination costs of $5.0 million related to the senior revolving credit facility commitment reduction and a loss on other property and equipment of $4.5 million, before related income tax effect of $9.8 million. The Company follows the full cost method of accounting for its oil and gas properties. No gain or loss was recorded on the Company’s December 2008 Property Transactions as such oil and gas property sales did not cause a significant change in the relationship between the Company’s capitalized costs and the estimated proved reserves. Accordingly, the net proceeds received from the December 2008 Property Transactions were accounted for as reductions to capitalized costs.

The unaudited pro forma condensed consolidated and combined statements of income include the following adjustments:

(B)	Reflects the reversal of revenues and expenses attributable to the divested interests in the oil and gas properties.

(C)	Adjusts depreciation, depletion and amortization (“DD&A”) for (1) the reduction in DD&A reflecting the production volumes attributable to the properties sold and (2) the revision to PXP’s DD&A rate reflecting the reserve volumes sold and the reduction in capitalized costs resulting from the 2008 Property Transactions. As described above, the proceeds from the 2008 Property Transactions were recorded as a reduction to the Company’s capitalized costs. The pro forma DD&A rate averaged $15.68 per BOE for the nine months ended September 30, 2008 and $14.64 per BOE for the year ended December 31, 2007. The reduction in accretion expense reflects the reduction in the Company’s asset retirement obligation attributable to the properties sold.

(D)	Reflects the adjustment to interest expense for the period for the use of proceeds from the 2008 Property Transactions to retire debt under the Company’s senior revolving credit facility.

(E)	Reflects the adjustment to debt extinguishment costs for the early extinguishment of debt.

(F)	Reflects the adjustment to other income related to the Company’s interest in the entity that holds its interest in CVGG. PXP sold 50% of its interest in CVGG in connection with the February 2008 Property Transactions and the remaining 50% interest in connection with the December 2008 Property Transactions.

(G)	Reflects the adjustment to income tax expense resulting from the 2008 Property Transactions. Variances in the Company’s effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes and estimated permanent differences.

Note 2—PXP/Pogo Pro Forma Results of Operations

The Company’s pro forma combined statement of income for the year ended December 31, 2007 includes the effect of the following transactions as if such transactions occurred on January 1, 2007.

On November 6, 2007, PXP acquired Pogo in a stock and cash transaction. At closing the Company paid cash consideration of approximately $1.5 billion and issued approximately 40 million common shares valued at approximately $2.0 billion. In addition, PXP paid cash consideration of $35.4 million to redeem outstanding stock options. The total purchase price includes $154.2 million of merger costs. These costs include Pogo executive management and employee severance, investment banking fees, legal and accounting fees, seismic transfer fees, printing expenses and other merger-related costs. The cash portion of the purchase price was funded by borrowings under the Company’s senior revolving credit facility. The merger was accounted for under the purchase method of accounting, and Pogo’s results of operations were included in PXP’s consolidated statement of income effective November 6, 2007. The assets and liabilities of Pogo were recorded at their fair value. The effect of the Pogo merger transaction is reflected in the “Merger Adjustments” column in the following unaudited pro forma condensed combined statement of income for the year ended December 31, 2007.

PXP follows the full cost method of accounting for oil and gas properties while Pogo followed the successful efforts method of accounting. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, abandonment costs and general and administrative costs associated with exploration and development activities. Pro forma adjustments to the combined financial statements include the reclassification of certain of these items to conform Pogo’s accounting for oil and gas properties to the full cost method that PXP uses.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	PXP Historical	PXP/ Laramie Pro Forma (Note 3)	Pogo Historical *	Merger Adjustments		PXP/Pogo Pro Forma Combined
Revenues
Oil and gas sales	$1,269,792	$1,299,361	$631,233	$84,418	(a)	$2,015,012
Other operating revenues	3,048	3,048	4,309	230	(a)	7,587

	1,272,840	1,302,409	635,542	84,648		2,022,599

Costs and Expenses
Production costs	413,122	421,915	181,489	62,904	(a)	666,308
				1,974	(a)
Exploration costs, dry hole and impairments	—	—	79,019	(80,993	)(b)	—
				17,601	(a)
General and administrative	124,006	221,063	84,257	(19,353	)(b)	303,568
Depreciation, depletion, amortization and accretion	316,078	336,483	243,432	39,064 34,868	(a) (c)	653,847
				(88	)(a)
Gain on sale of oil and gas properties	—	—	(131,915)	132,003	(d)	—
Other	—	—	29,824	(29,824	)(a)	—

	853,206	979,461	486,106	158,156		1,623,723

Income from Operations	419,634	322,948	149,436	(73,508)		398,876

Other Income (Expense)
				(7,028	)(a)
				93,698	(e)
Interest expense	(68,908)	(87,760)	(61,710)	(118,953	)(f)	(181,753)
Debt extinguishment costs	—	—	(6,930)	—		(6,930)
Loss on mark-to-market derivative contracts	(88,549)	(88,549)	(6,346)	(6,667	)(a)	(101,562)
				5,814	(a)
Interest and other income (expense)	6,322	6,352	10,430	(16,518	)(g)	6,078

Income From Continuing Operations Before Income Taxes	268,499	152,991	84,880	(123,162)		114,709
				4,378	(a)
Income tax (expense) benefit	(109,748)	(65,165)	(22,890)	44,524	(h)	(39,153)

Income From Continuing Operations	$158,751	$87,826	$61,990	$(74,260)		$75,556

Earnings from Continuing Operations Per Share
Basic	$2.02					$0.67

Diluted	$1.99					$0.66

Weighted Average Shares Outstanding
Basic	78,627	79,041		34,026	(i)	113,067

Diluted	79,808	80,222		34,026	(i)	114,248

*	Reflects Pogo’s historical results of operations for the period ending September 30, 2007.
(a)	Reflects Pogo revenues and expenses for the period October 1, 2007 through November 6, 2007, the merger closing date, and reclassifications to conform its presentation to PXP’s.

(b)	Reflects (1) the reversal of Pogo’s historical exploration, dry hole and impairment costs that are expensed under the successful efforts method of accounting but are capitalized under the full cost method of accounting and (2) the reduction in general and administrative expense based on an estimate of amounts that PXP would have capitalized under the full cost method of accounting.

(c)	Reflects adjustments to DD&A to reverse Pogo’s historical DD&A and to reflect DD&A based on the fair value allocated to oil and gas properties subject to amortization and debt issue costs incurred. Pro forma DD&A for the combined company is calculated using the unit-of-production method based on the oil and gas property costs, reserve volumes and future development and abandonment costs of the combined companies. The pro forma DD&A rate averaged $15.61 per BOE for the year ended December 31, 2007. Pogo’s historical accretion expense approximates such expense on a combined basis, based on PXP’s estimates, and accordingly no pro forma adjustments have been made.

(d)	Reflects the reversal of Pogo’s gain on disposition of oil and gas properties. Under full cost accounting, proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and proved reserves, in which case a gain or loss is recognized. PXP would not have recorded a gain on Pogo’s dispositions of oil and gas properties under the full cost method of accounting.

(e)	Reflects the reduction of interest expense from the redemption of Pogo’s 8.25% senior subordinated notes due 2011, 7.875% senior subordinated notes due 2013, 6.625% senior subordinated notes due 2015 and 6.875% senior subordinated notes due 2017. The notes were redeemed in connection with the merger.

(f)	Reflects the adjustment to interest expense for debt incurred in connection with the merger, net of capitalized interest. Interest expense from the $1.6 billion net borrowing under the Company’s senior revolving credit facility to fund the cash portion of the merger consideration is based on an average rate of 6.75%. A 1/8% change in the interest rate would result in a $2.0 million change in interest expense. Capitalized interest has been adjusted to reverse Pogo’s historical capitalized interest and record its estimated capitalized interest based on the portion of the purchase price allocated to oil and gas properties not subject to amortization and in the process of evaluation at its average interest rate.

(g)	Reflects the adjustment to reverse Pogo’s interest income generated on the available cash used to extinguish the senior subordinated notes due 2011, 2013, 2015, and 2017.

(h)	Reflects the adjustment to income tax expense resulting from the merger. Variances in the Company’s effective tax rate from the 35% federal statutory rate primarily result from the effect of state and foreign income taxes and estimated permanent differences. In the second quarter of 2007, Pogo recorded a deferred income tax benefit of $10.4 million related to the reduction in the statutory Canadian federal income tax rate. This tax benefit is included as a component of the income tax provision, as reflected in Pogo’s historical statements of income for the period prior to November 6, 2007 and included in the unaudited pro forma combined statement of income for the year ended December 31, 2007. Pursuant to SEC rules for pro forma financial statements, no pro forma adjustment was made with respect to this non-recurring deferred income tax benefit included in Pogo’s historical statements of income.

(i)	Reflects the issuance of approximately 40 million shares of the Company’s common stock in connection with the merger, net of approximately six million shares already reflected in the Company’s historical weighted average shares outstanding for the year ended December 31, 2007.

Note 3—PXP/Laramie Pro Forma Results of Operations

The PXP/Laramie pro forma results of operations included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2007 include the effect of the following transactions as if such transactions occurred on January 1, 2007:

•

The Company’s acquisition from Laramie of all of its interests in certain oil and gas producing properties in the Piceance Basin in Colorado plus the associated midstream assets, including a 25% interest in CVGG. The Laramie acquisition had an effective date of January 1, 2007 and closed on May 31, 2007. PXP paid $975 million in cash, including $10 million in related acquisition costs and $65 million for net cash outflows from the effective date to the closing date (primarily related to capital expenditures for drilling activities and acreage acquisitions), and issued one million shares of common stock with a fair value of $45 million to the seller.

•

PXP’s March 2007 issuance of $500 million of 7% senior notes due 2017. PXP used the net proceeds from the offering of approximately $492 million, after deducting underwriting discounts and offering expenses, for general corporate purposes and to repay borrowings under its senior revolving credit facility.

•

PXP’s June 2007 issuance of $600 million of 7 3/4% senior notes due 2015. PXP used the net proceeds from the offering of approximately $593 million, after deducting underwriting discounts and offering expenses, to repay borrowings under its senior revolving credit facility related to the Laramie acquisition.

Laramie had historical general and administrative expense of $97.1 million for the five months ended May 31, 2007 (including $93.7 million of non-cash equity based compensation). PXP did not retain any of Laramie’s corporate management and staff nor did PXP assume any of its equity compensation arrangements. Pursuant to SEC rules for pro forma financial statements, no pro forma adjustments were made with respect to the historical general and administrative expense included in Laramie’s historical statements of income.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share data)

	PXP Historical	Laramie Energy Historical (1)	Pro Forma Adjustments		PXP/ Laramie Energy Pro Forma
Revenues
Oil and gas sales	$1,269,792	$29,569	$—		$1,299,361
Other operating revenues	3,048	—	—		3,048

	1,272,840	29,569	—		1,302,409

Costs and Expenses
Production costs	413,122	8,793	—		421,915
Exploration costs and abandonments	—	44	(44	)(2)	—
General and administrative	124,006	97,057	—		221,063
Gain on sale of assets	—	(658,707)	658,707	(3)	—
Depreciation, depletion, amortization and accretion	316,078	17,006	3,399	(4)	336,483

	853,206	(535,807)	662,062		979,461

Income (Loss) from Operations	419,634	565,376	(662,062)		322,948
Other Income (Expense)
			3,889	(5)
Interest expense	(68,908)	(3,889)	(18,852	)(6)	(87,760)
Loss on mark-to-market derivative contracts	(88,549)	(620)	620	(5)	(88,549)
			(374	)(7)
Interest and other income (expense)	6,322	485	(81	)(5)	6,352

Income From Continuing Operations Before Income Taxes	268,499	561,352	(676,860)		152,991
Income tax (expense) benefit	(109,748)	—	44,583	(8)	(65,165)

Income From Continuing Operations	$158,751	$561,352	$(632,277)		$87,826

Earnings from Continuing Operations Per Share
Basic	$2.02				$1.11

Diluted	$1.99				$1.09

Weighted Average Shares Outstanding
Basic	78,627		414	(9)	79,041

Diluted	79,808		414	(9)	80,222

(1)	Reflects Laramie’s historical results of operations for the five months ended May 31, 2007. PXP acquired all of Laramie’s oil and gas properties and associated midstream assets on May 31, 2007.

(2)	Reflects the reversal of historical exploration and abandonment costs that were expensed under the successful efforts method of accounting used by Laramie but are capitalized under the full cost method of accounting that PXP uses.

(3)	Reflects the reversal of Laramie’s historical gain on the sale of oil and gas properties recognized in connection with its sale of all of its oil and gas properties and associated midstream assets to PXP on May 31, 2007.

(4)	Reflects the adjustment to DD&A to reverse Laramie’s historical DD&A and to reflect DD&A based on the fair value allocated to oil and gas properties subject to amortization. Pro forma DD&A is calculated using the unit-of-production method based on oil and gas property costs, reserve volumes and future development and abandonment costs after giving effect to the Laramie acquisition.

(5)

Reflects the reversal of Laramie’s historical income and expenses that are corporate in nature and not directly related to the properties acquired. PXP did not acquire the equity interests of Laramie or any related corporate items such as office furniture and equipment. PXP did not assume any debt, derivatives, or equity compensation arrangements or retain any of Laramie’s corporate management and staff.

(6)

Reflects the adjustment to interest expense for the 7% senior notes and debt incurred in connection with the Laramie acquisition, including the issuance of PXP’s 7 3/4% senior notes and senior revolving credit facility with an average interest rate of 7.0%, net of capitalized interest. Capitalized interest is based on the purchase price allocated to oil and gas properties not subject to amortization at PXP’s effective average interest rate for the borrowings related to the acquisition. A 1/8% change in the interest rate would result in a $0.2 million change in interest expense.

(7)	Reflects the amortization of cost in excess of PXP’s share of the net book value of CVGG.

(8)	Reflects the adjustment to income tax expense for the pro forma adjustments. Variances in the Company’s estimated annual effective tax rate from the 35% federal statutory rate primarily result from the effect of state income taxes and estimated permanent differences. In addition, the pro forma adjustment for income taxes includes a tax benefit related to Laramie’s historical pre-tax loss, which was not previously recognized in Laramie’s historical financial statements because Laramie was a limited liability company taxed as a partnership and therefore not subject to income taxes.

(9)	Reflects the incremental number of shares of PXP’s common stock necessary to adjust for the 1.0 million shares of its common stock issued in connection with the Laramie acquisition. The shares were issued on May 31, 2007 and approximately 586,000 shares are already included in the Company’s historical weighted average shares outstanding for the year ended December 31, 2007.

Summary Pro Forma Combined Oil and Gas Reserve Data (Unaudited)

The following table sets forth summary pro forma reserve data at December 31, 2007 giving effect to (i) the December 2008 sale of the Company’s remaining 50% working interests in certain oil and gas properties located in the Piceance Basin and the Permian Basin to Oxy and (ii) the February 2008 sale of PXP’s interests in certain oil and gas properties located in the San Juan Basin in New Mexico and the Barnett Shale in Texas to XTO and its interests in oil and gas properties in the Piceance Basin and Permian Basin to Oxy.

Estimated Quantities of Oil and Gas Reserves

    at December 31, 2007

	PXP Historical	February 2008 Property Transactions	December 2008 Property Transactions	PXP Pro Forma
Proved Reserves
Oil (MBbl)	436,533	(36,216)	(35,997)	364,320
Gas (MMcf)	1,519,976	(412,600)	(336,368)	771,008
MBOE	689,862	(104,983)	(92,058)	492,821
Proved Developed Reserves
Oil (MBbl)	227,915	(24,863)	(24,756)	178,296
Gas (MMcf)	757,736	(176,333)	(114,369)	467,034
MBOE	354,204	(54,252)	(43,817)	256,135

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2007 (in thousands)
	PXP Historical	February 2008 Property Transactions	December 2008 Property Transactions	PXP Pro Forma
Future cash inflows	$46,466,516	$(5,777,907)	$(5,279,102)	$35,409,507
Future development costs	(4,919,564)	909,078	887,138	(3,123,348)
Future production expense	(14,408,460)	1,733,211	1,533,880	(11,141,369)
Future income tax expense	(9,096,371)	1,060,444	1,164,834	(6,871,093)

Future net cash flows	18,042,121	(2,075,174)	(1,693,250)	14,273,697
Discounted at 10% per year	(10,418,798)	1,193,250	1,057,068	(8,168,480)

Standardized measure of discounted future net cash flows	$7,623,323	$(881,924)	$(636,182)	$6,105,217